As filed with the Securities and Exchange Commission on  June 30, 1999

                                                       Registration No. 33-10169
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           (Registration No. 33-10169)

                          ----------------------------



                            CLECO HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          LOUISIANA                                            72-1445282
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                             2030 DONAHUE FERRY ROAD
                         PINEVILLE, LOUISIANA 71360-5226
                                 (318) 484-7400
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          ----------------------------


                                CLECO CORPORATION
                       401(k) SAVINGS AND INVESTMENT PLAN
                              (Full Title of Plan)
          DAVID M. EPPLER                                 COPY TO:
PRESIDENT AND CHIEF OPERATING OFFICER                   ALAN C. WOLF
          CLECO CORPORATION                         PHELPS DUNBAR, L.L.P.
      2030 DONAHUE FERRY ROAD                        400 POYDRAS STREET
     PINEVILLE, LOUISIANA  71360              NEW ORLEANS, LOUISIANA 70130-3245
           (318) 484-7400                              (504) 566-1311
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          ----------------------------



This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 33-10169) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, by the Registrant, Cleco Holding Corporation, as successor to Cleco Corporation. The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referenced herein also relates to the participations in the Plan and the securities covered by the Registrant's earlier Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 33-44663).


                          ----------------------------

             ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT

         Effective July 1, 1999, Cleco Holding Corporation (the "Registrant") will become the successor issuer of Cleco Corporation ("Cleco") pursuant to the Plan of Reorganization and Share Exchange Agreement referenced as Exhibit 2 hereto and, pursuant to Rule 414(d) under the Securities Act of 1933, as amended, the Registrant hereby expressly adopts Cleco's Registration Statement on Form S-8 (Registration No. 33-10169), including all amendments thereto, as Registrant's own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         Subsequent to the reorganization, shares of the Registrant's common stock will be substituted for Cleco's common stock issuable under the Cleco Corporation 401(k) Savings and Investment Plan to which this Registration Statement relates. Cleco shall continue to be the sponsor of the Plan, and the Plan shall continue to be known as the Cleco Corporation 401(k) Savings and Investment Plan.

         The applicable registration fees were paid at the time of the original filing of this Registration Statement.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

*ITEM 1.          PLAN INFORMATION.

*ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

*The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Post-Effective Amendment No. 2 to Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Registrant or Cleco with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Post-Effective Amendment No. 2 to Registration
Statement:

         (1) Cleco's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998;


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         (3) The Annual Report on Form 11-K dated July 13, 1998 for the Cleco
Corporation 401(k) Savings and Investment Plan for the fiscal year ended December 31, 1997; and

         (4) The description of the Registrant's common stock, $2.00 par value contained in the Registration Statement on Form S-4 filed on February 2, 1999, as amended (Commission File No. 333-71643) by Cleco.

         In addition, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Post-Effective Amendment No. 2 to Registration Statement and prior to the post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment No. 2 to Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 83 of the Business Corporation Law of the State of Louisiana (the "LBCL") provides that a corporation may indemnify any person against whom an action, suit or proceeding is brought or threatened (by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another business, corporation, partnership or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity is limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with a defense or settlement; provided that no indemnity may be made in respect of any matter in which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in performance of his duty to the corporation, unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to such indemnity. To the extent a person has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the statute provides that he shall be indemnified

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against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 83 also provides for, among other things, procedures for indemnification, advancement of expenses, non-exclusivity of the provisions of Section 83 with respect to indemnification and advancement of expenses, and insurance (including self-insurance) with respect to liabilities incurred by directors, officers and others.

         Article IV of the Bylaws of the Registrant (the "Bylaws") provides that the Registrant shall indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (any such threatened, pending or completed proceeding being hereinafter called a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law, from and against expenses, including attorneys' fees, judgments, fines, ERISA excise taxes or amounts paid or to be paid in settlement, liability and loss, actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; provided, however, that, subject to certain exceptions set forth therein, the Registrant shall indemnify any such person in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Registrant's board of directors.

         Article IV of the Bylaws further provides that (i) the Registrant shall from time to time pay, in advance of final disposition, all expenses (as therein defined) incurred by or on behalf of any person claiming indemnity thereunder in respect of any Proceeding, (ii) the right to indemnification provided therein is a contract right; (iii) any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and legal representatives of such person; and
(iv) the rights of indemnification and to receive advancement of expenses contemplated by Article IV of the Bylaws are not exclusive of any other rights to which any person may at any time be otherwise entitled, provided that such other indemnification may not apply to a person's willful or intentional misconduct. The Bylaws set forth certain procedural and evidentiary standards applicable to the enforcement of a claim thereunder.

         The Bylaws also provide that the Registrant may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by such person, whether or not the Registrant would have the power to indemnify such person against such expense or liability. The Registrant has two insurance policies covering liabilities not in excess of an aggregate of $85 million incurred by officers and directors of the Registrant in their capacity as such and not in excess of $25 million incurred by officers, directors and certain other employees of the Registrant in connection with the administration of the Registrant's employee benefit plans.



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         Section 24(C)(4) of the LBCL provides that a corporation may eliminate or limit the liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 92(D) of the LBCL (relating to unlawful dividends and unlawful stock repurchases and redemptions); and (iv) for any transaction from which the director or officer derived an improper personal benefit. Section 7 of
Article 7 of the Registrant's Articles of Incorporation (the "Articles") is consistent with the provisions of Section 24(C)(4) of the LBCL. If the LBCL is subsequently amended to authorize further elimination or limitation of a director's or officer's liability, the Articles provide that such liability will be eliminated or limited to the fullest extent permitted by law.

         The foregoing discussion of the Registrant's Bylaws, Articles and the LBCL is not intended to be exhaustive and is qualified in its entirety by each of such documents and such statute.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         See Exhibit Index.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and


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                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Commission File Number 33-10169, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eureka, State of California, on June 19, 1999.

                                            CLECO HOLDING CORPORATION


                                            By:  /s/ Gregory L. Nesbitt
                                               ---------------------------------
                                            Gregory L. Nesbitt
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 1999.


SIGNATURE                            TITLE

/s/ Gregory L. Nesbitt               Chairman, Chief Executive Officer and Sole
--------------------------------        Director
Gregory L. Nesbitt

/s/ David M. Eppler                  President and Chief Operating Officer
--------------------------------
David M. Eppler

/s/ Thomas J. Howlin                 Senior Vice President - Financial Services
--------------------------------       and Chief Financial Officer and Principal
Thomas J. Howlin                       Accounting Officer

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Commission File Number 33-10169, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on June 17, 1999.

                                              CLECO CORPORATION
                                              401(k) SAVINGS AND INVESTMENT PLAN

                                              CLECO CORPORATION,
                                              as Plan Administrator


                                              By:     /s/ Catherine C. Powell
                                                      --------------------------
                                                      Catherine C. Powell

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Gregory L. Nesbitt, David M. Eppler and Thomas J. Howlin, and each of them, with full power to act without the others, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements and any amendments thereto and one or more amendments to existing registration statements of Cleco Corporation (to be renamed Cleco Utility Group Inc. upon the implementation of the holding company structure) and one or more further amendments thereto to be filed with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, shares of Cleco Holding Corporation's (to be renamed Cleco Corporation upon the implementation of the holding company structure) common stock ($2.00 par value) and preferred stock ($100 par value) to be offered and sold under the Cleco Corporation 401(k) Savings and Investment Plan, most recently amended and restated effective as of January 1, 1994, and shares of Cleco Holding Corporation's common stock to be offered and sold under the 1990 Long-Term Incentive Compensation Plan, amended and restated effective as of April 24, 1998, each of which Cleco Holding Corporation may assume pursuant to the Plan of Reorganization and Share Exchange Agreement to be executed by Cleco Corporation and Cleco Holding Corporation, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this instrument, this 19th day of June, 1999.

SIGNATURE                                    TITLE


/s/ Gregory L. Nesbitt                Chairman, Chief Executive Officer and Sole
--------------------------------        Director
Gregory L. Nesbitt

/s/ David M. Eppler                   President and Chief Operating Officer
--------------------------------
David M. Eppler

/s/ Thomas J. Howlin                  Senior Vice President - Financial Services
--------------------------------        and Chief Financial Officer and
Thomas J. Howlin                        Principal Accounting Officer




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                                INDEX TO EXHIBITS

         The exhibits designated by an asterisk are filed with this Post-Effective Amendment No. 2 to the Registration Statement. The exhibits not so designated have been previously filed with the Commission and are incorporated herein by reference.


  EXHIBIT
   NUMBER        DESCRIPTION



         2       Plan of Reorganization and Share Exchange Agreement (filed as
                 Exhibit C to the Proxy Statement and Prospectus included in Cleco's Registration Statement on Form S-4 filed on February 2,
                 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643).

       3.1       Articles of Incorporation of Registrant, effective July 1, 1999
                 (filed as Exhibit A to the Proxy Statement and Prospectus included in Cleco's Registration Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643).

       3.2       By-laws of Registrant, effective as of July 1, 1999 (filed as
                 Exhibit 3(d) to Cleco's Registration Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643).

      *4.3 Cleco Corporation 401(k) Savings and Investment Plan, as amended and restated effective as of January 1, 1994 (the
                 "Plan").

      *4.4       First Amendment to the Plan, dated October 1, 1997.

      *4.5       Second Amendment to the Plan, dated July 13, 1998.

      *4.6       Third Amendment to the Plan, dated February 15, 1999.

       4.7       Cleco Corporation 401(k) Savings and Investment Plan Stock
                 Trust Agreement, dated as of August 1, 1997, between UMB Bank,
                 N.A. and Cleco (listed as Exhibit 10(m) to Cleco's Registration
                 Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No.
                 333-71643).

       4.8       First Amendment, effective January 1, 1999, to Cleco
                 Corporation 401(k) Savings and Investment Plan Stock Trust
                 Agreement, between UMB Bank, N.A. and Cleco (listed as Exhibit
                 10(m) to Cleco's Registration Statement on Form S-4 filed on
                 February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643).



      *5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

      23.1 Consents of PricewaterhouseCoopers LLP, filed as an exhibit to Cleco's Form 10-K for the year ended December 31, 1998, and the Plan's Form 11-K for the year ended December 31, 1997, both incorporated herein by reference.

     *23.2       Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5).

     *24 Powers of Attorney (included on the Signature Page attached hereto).

